UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2022

CATALENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36587	20-8737688
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CTLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Chief Administrative Officer

On July 5, 2022, Catalent, Inc. (the “Company”) announced that Steven L. Fasman, who has been serving as the Company’s Senior Vice President, General Counsel, and Corporate Secretary, has been appointed to the position of Executive Vice President and Chief Administrative Officer, effective as of July 1, 2022 (the “Effective Date”). Mr. Fasman will hold such office until his successor is duly appointed and qualified or until his resignation, retirement, death or removal from office. In the meantime, Mr. Fasman will continue to serve as General Counsel on an interim basis until the Company appoints a permanent replacement.

Mr. Fasman has served as the Company’s Senior Vice President, General Counsel, and Corporate Secretary since October 2014, when he joined the Company. Prior to that, he served as Executive Vice President-Law of MacAndrews & Forbes Holdings Inc., a privately held diversified holding company, from January 2012 to March 2014. Before that, since 1992, Mr. Fasman held various positions at MacAndrews & Forbes of increasing responsibility. From 2008 through March 2014, he also served as General Counsel and Chief Compliance Officer of M & F Worldwide Corp., a holding company with interests in financial products, customer calling centers, staffing operations, educational software and flavoring products. From 2008 to 2011, Mr. Fasman also served as a director of SIGA Technologies, Inc., a biodefense company. Mr. Fasman spent his early career at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison. Mr. Fasman holds a law degree from Yale University and an A.B. degree in mathematics from Princeton University.

In connection with Mr. Fasman’s promotion, the Compensation and Leadership Committee of the Company’s Board of Directors (the “Board”) approved the following new compensation arrangements for Mr. Fasman with effect as of the Effective Date: (1) an increase in annual base salary from $600,000 to $625,000, (2) an increase in annual target opportunity under the Company’s Management Incentive Plan, the incentive-based annual cash bonus plan for the Company’s executives, from $460,000 to $500,000, and (3) an increase in the value of his annual target grant under the Company’s Long-Term Incentive Plan, an equity incentive plan created under the Company’s 2018 Omnibus Incentive Plan (the “2018 Omnibus Plan”), from $1,000,000 to $1,500,000, allocated in the same manner as applies to all members of the Company’s Executive Leadership Team, with 30% of the Fair Market Value (as defined in the 2018 Omnibus Plan) of the grant in the form of non-qualified stock options, 20% in the form of time-based restricted stock units, and 50% in the form of performance-based restricted stock units (also known as “performance share units”). The terms of Mr. Fasman’s employment with the Company remain unchanged other than the changes in his duties and compensation.

Retirement of Chief Commercial Officer

On July 5, 2022, the Company announced that Karen Flynn, the Company’s Senior Vice President and Chief Commercial Officer, had retired from these responsibilities, effective on the Effective Date. Ms. Flynn’s retirement is not due to any disagreement with any of the Company, its Board, or its management, and she will not be entitled to receive any payment in connection with her departure other than as set forth in her existing offer letter.

Change in Role for Chief Accounting Officer

On the Effective Date, Ricky Hopson stepped down as Chief Accounting Officer to become the Company’s President, Division Head for Clinical Development & Supply. The transition is not due to any disagreement with any of the Company, its Board, or its management. Thomas Castellano, the Company’s Senior Vice President & Chief Financial Officer, will serve as the Company’s principal accounting officer effective as of the Effective Date. Mr. Castellano’s age and biographical information are set forth on page 25 of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on September 17, 2021, in the section entitled “Corporate Governance–Executive Officers,” and such biographical information is hereby incorporated by reference into this Item 5.02.

Item 7.01	Regulation FD Disclosure

The Company issued a press release on July 5, 2022 announcing, among other things, (1) Mr. Fasman’s appointment to the position of Executive Vice President and Chief Administrative Officer and the retirement of Ms. Flynn, in each case as described in Item 5.02 above and (2) certain changes to the Company’s reporting segments effective as of the Effective Date, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, Exhibit 99.1 and the information contained in this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed to be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed (or, in the case of Exhibit 99.1, furnished) as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release, dated July 5, 2022, issued by Catalent, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc.

(Registrant)

By:	/s/ STEVEN L. FASMAN
Steven L. Fasman

Executive Vice President and Chief Administrative Officer

Date: July 5, 2022

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